[LETTERHEAD OF STINSON, MAG & FIZZELL]

                June 28, 1999



Board of Directors
Arrow Financial Corporation
250 Glen Street
Glens Falls, New York 12801

          Re:  Registration Statement on Form S-3
               Automatic Dividend Reinvestment Plan

Gentlemen:

     We have served as counsel to Arrow Financial Corporation, Glens Falls, New York (the "Company"), in connection with the preparation and filing of a registration statement (and included prospectus) on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, registering the offer and sale of up to two hundred thousand (200,000) shares of common stock of the Company, par value $1.00 per share (the "Shares"), through the Arrow Financial Corporation Automatic Dividend Reinvestment Plan (the "Plan").

     We have assisted the Company in the most recent amendment of the Plan, effective April 14, 1999, and in the preparation of the Registration Statement and included prospectus.

     In rendering the opinions contained herein, we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, certain resolutions adopted by the Board of Directors of the Company relating to the Plan and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

     Based upon the foregoing, we are of the opinion that:

          1.   The Company is a corporation
          duly incorporated, validly existing and
          in good standing under the laws of the
          State of New York.

          2.   All  Shares offered and sold
          through the Plan, if any, that are
          authorized but unissued shares of the
          Company immediately prior to such
          sale, if offered and sold in accordance
          with the Plan, will be validly issued and outstanding and will be fully paid and nonassessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement as filed with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offer and sale of the Shares pursuant to the Plan.

                                          Very truly yours,

                                          /s/ STINSON, MAG &  FIZZELL


                                           STINSON, MAG & FIZZELL